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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                         JULY RESULTS VS. PLAN                  Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           July, 1996      Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $20.5    $23.1    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                        (1.1)    (2.3)    (2.5)    (6.9)
   Non-Cash Income Tax Exp (Ben)            (0.5)    (1.0)    (1.0)    (2.9)
   Other                                     0.8      0.6      0.9      1.6
                                        ------------------------------------
Cash Provided by (Used in) Operations       (0.8)    (2.7)    (2.6)    (8.2)

Changes in Working Capital:
   FIFO Inventory (increase) decrease       (7.5)    (9.2)   (56.8)   (47.3)
   Trade Payables increase (decrease)        7.0     23.4     24.9     19.9
   All Other                                (1.6)    (6.7)   (23.5)   (25.8)
                                        ------------------------------------
Net Changes in Working Capital              (2.1)     7.5    (55.4)   (53.2)

Capital Expenditures                        (0.7)    (1.7)   (10.0)   (12.8)

Other:
   Short-Term Borrow.(Pymnts)- Revolver      2.2     (5.0)    96.4    100.7
   Capital Lease Payments                   (0.3)    (0.3)    (1.9)    (1.8)
   Long-Term Debt Payments                     -        -    (11.4)   (11.4)
   Restructuring and Other                  (0.6)    (0.5)   (10.1)    (6.3)
   Financing Fee Payments                      -     (0.2)    (1.0)    (1.0)
                                        ------------------------------------
Total Other                                  1.3     (6.0)    72.0     80.2
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (2.3)    (2.9)     4.0      6.0
                                        ------------------------------------

Ending Cash & Cash Equivalents             $18.2    $20.2    $18.2    $20.2
                                        ====================================

(a)As reported on Form 8-K dated June 11, 1996


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